EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 (AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Mera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-KSB/A for the year ended October 31, 2007 (the “Form 10-KSB/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date March 3, 2008	By:	/s/ Gregory F. Kowal
Gregory F. Kowal
Chief Executive Officer

Date March 3, 2008	By:	/s/ Anthony E. Applebaum
Anthony E. Applebaum
Principal Financial and Accounting Officer

(ii) A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.